 As filed with the Securities and Exchange Commission on August 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AQUAVENTURE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Codan Trust Company (B.V.I.) Ltd.
Commerce House, Wickhams Cay 1

P.O. Box 3140 Road Town

British Virgin Islands VG11110
(Address of Principal Executive Offices)

AquaVenture Holdings Limited 2016 Share Option and Incentive Plan

AquaVenture Holdings Limited 2016 Employee Stock Purchase Plan

(Full Title of the Plans)

Douglas R. Brown
Chief Executive Officer
14400 Carlson Circle
Tampa, FL 33626
(813) 855-8636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark H. Burnett, Esq.
Michael J. Minahan, Esq.
Gregg L. Katz, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares	1,055,521 shares(3)	$14.73	$15,547,824.33	$1,801.99
Ordinary Shares	200,000 shares(4)	$14.73	$2,946,000.00	$341.44
Total	1,255,521 shares		$18,493,824.33	$2,143.43

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares which become issuable under the Registrant’s 2016 Share Option and Incentive Plan (the “2016 Plan”) and the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding ordinary shares.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s common stock, as quoted on the New York Stock Exchange, on August 11, 2017.

(3)        Represents an automatic increase to the number of shares available for issuance under the 2016 Plan, effective January 1, 2017.  Shares available for issuance under the 2016 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 6, 2016 (Registration No. 333-213990).

(4)         Represents an automatic increase to the number of shares available for issuance under the 2016 ESPP, effective January 1, 2017.  Shares available for issuance under the 2016 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 6, 2016 (Registration No. 333-213990).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed for the purposes of registering (i) 1,055,521 additional ordinary shares (“Ordinary Shares”) of AquaVenture Holdings Limited  (the “Registrant”) that may be issued pursuant to the AquaVenture Holdings Limited 2016 Share Option and Incentive Plan (the “2016 Plan”); and (ii) 200,000 additional Ordinary Shares of AquaVenture Holdings Limited  (the “Registrant”) that may be issued pursuant to the AquaVenture Holdings Limited 2016 Employee Stock Purchase Plan (the “2016 ESPP”). The 2016 Plan provides that the number of Ordinary Shares reserved and available for issuance under the 2016 Plan will be increased each year by an amount equal to 4% of the outstanding shares of the Registrant on the immediately preceding December 31. The 2016 ESPP provides that the number of Ordinary Shares reserved and available for issuance under the 2016 ESPP will be increased each year by an amount equal to the least of: (i) 1% of the number of shares issued and outstanding on the immediately preceding December 31, (ii) 200,000 shares, or (iii) such number of shares as determined by the administrator of the 2016 ESPP.  Accordingly, on January 1, 2017, the number of shares reserved and available for issuance under the 2016 Plan increased by 1,055,521 and the number of shares reserved under the 2016 ESPP increased by 200,000. This Registration Statement registers these additional 1,055,521 shares under the 2016 Plan and the additional 200,000 shares under the 2016 ESPP. The additional shares are of the same class as other securities relating to the 2016 Plan and 2016 ESPP for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-213990) on October 6, 2016, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-213990) is hereby incorporated by reference pursuant to General Instruction E.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information. *

Item 2.   Registrant Information and Employee Plan Annual Information.*

*     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Item 8.   Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tortola, British Virgin Islands, on the 14th day of August, 2017.

AQUAVENTURE HOLDINGS LIMITED

By:	/s/ Douglas R. Brown
Douglas R. Brown
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Douglas R. Brown, Anthony Ibarguen and Lee S. Muller as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Douglas R. Brown	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 14, 2017
Douglas R. Brown

	/s/ Anthony Ibarguen	President and Director	August 14, 2017
Anthony Ibarguen

	/s/ Lee S. Muller	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	August 14, 2017
Lee S. Muller

Director
Evan Lovell

	/s/ Hugh Evans	Director	August 14, 2017
Hugh Evans

	/s/ Paul Hanrahan	Director	August 14, 2017
Paul Hanrahan

	/s/ Brian O’Neill	Director	August 14, 2017
Brian O’Neill

	/s/ Cyril Meduña	Director	August 14, 2017
Cyril Meduña

	/s/ Richard Reilly	Director	August 14, 2017
Richard Reilly

	/s/ David Lincoln	Director	August 14, 2017
David Lincoln

Seven Seas Water Corporation
Authorized Representative in the United States

By:	/s/ Lee S. Muller		August 14, 2017
Name: Lee S. Muller
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))
4.2

Fourth Amended and Restated Investor Rights Agreement, dated June 6, 2014, by and among AquaVenture Holdings LLC and certain of its shareholders (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

5.1*	Opinion of Conyers Dill & Pearman
23.1*	Consent of KPMG LLP
23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1

2016 Share Option and Incentive Plan, as amended, and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

99.2	2016 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.31 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

*     Filed herewith.